UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2008

Red Hat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)
1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On September 29, 2008, the Company announced that its Board of Directors had amended the Company's common stock and convertible debenture repurchase program to increase by an additional $125.0 million the amount of its 0.5% Convertible Senior Debentures due 2024 that may be purchased under the program.

The Company’s Board of Directors also extended the duration of the repurchase program. As extended, the program will expire on the earlier of (i) November 30, 2008,  or (ii) a determination by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer to discontinue the program.

The full text of the press release issued in connection with the amendment of the repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits

     (d)      Exhibits

99.1     Press Release dated September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 29, 2008	RED HAT, INC.
		By:	/s/ Charles E. Peters, Jr.
		Name:	Charles E. Peters, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 29, 2008